SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 18, 2004

DRESSER, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-60778	75-2795365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15455 Dallas Parkway, Suite 1100

Addison, Texas 75001

(Address of principal executive offices) (zip code)

(972) 361-9800

(Registrant’s Telephone Number, Including Area Code)

Item 2.	Acquisition and Disposition of Assets

On June 4, 2004, an Italian subsidiary of Dresser, Inc. acquired certain distribution businesses of Nuovo Pignone, S.p.A., a subsidiary of General Electric Company. The purchased businesses include the retail fueling business, comprised of gasoline, liquefied petroleum gas and compressed natural gas dispenser products and services, and a business that manufactures and markets certain natural gas meters. The purchase price was approximately $170 million, which was financed by an add-on to our existing Term C senior secured credit facility. Including transaction fees, the Term C add-on totaled $175 million. The businesses purchased will become part of Dresser Wayne, a business unit of Dresser. A copy of the press release dated June 4, 2004 is attached hereto as Exhibit 99.1.

Item 7.	Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

Required audited financial statements will be filed by amendment within 60 days of the date of this report.

(b) Pro forma financial information.

Required pro forma information will be filed by amendment within 60 days of the date of this report.

(c) Exhibits

Each exhibit identified below is filed as part of this report.

2.1 Purchase and Sale Agreement dated as of May 21, 2004 by and among Dresser, Inc., DEG Italia S.p.A. as buyer, and Nuovo Pignone S.p.A., as seller.

99.1 Press release.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER, INC.

Date:	June 18, 2004	By:	/s/ STEVEN G. LAMB
Steven G. Lamb Chief Executive Officer and President

/s/ JAMES A. NATTIER
James A. Nattier Executive Vice President and Chief Financial Officer

/s/ THOMAS J. KANUK
Thomas J. Kanuk Corporate Controller and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Sale Agreement dated as of May 21, 2004 by and among Dresser, Inc., DEG Italia S.p.A., as buyer, and Nuovo Pignone S.p.A., as seller.

99.1	Press Release.

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